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News Release

For Immediate Release

Contact Information:	Media Inquiries: Chris Bright Tel: (503) 612-6700 ext. 594 E-mail: cbright@pixelworks.com Web site: www.pixelworks.com	Investor Inquiries: Jodie Brady Tel: (503) 612-6700 ext. 527 E-mail: jodieb@pixelworks.com

Conference Call at 6 a.m. PST, December 14—Pixelworks will be holding a conference call at 6 a.m. PST, December 14, 2000, which can be accessed at (719) 457-2642, confirmation code 688780, or at www.streetfusion.com. A replay will be available by telephone until midnight, December 16, 2000, at (719) 457-0820 using access code 688780. The Web broadcast will also be available at www.streetfusion.com for 14 days.

Pixelworks to Acquire Panstera, an Emerging Leader in
Mixed Signal ICs for Mass-Market Flat Panel Monitors

Selected Highlights

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  Pixelworks to acquire Panstera, Inc., a privately held fabless semiconductor company based in San Jose, Calif.

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  This transaction extends Pixelworks' rich technology portfolio with a broad line of mixed signal ICs which provide an end-to-end family of products for mass-market, XGA-resolution LCD monitors.

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  The Panstera acquisition significantly expands Pixelworks' high-speed mixed signal design capabilities.

    Tualatin, Ore., December 13, 2000—Pixelworks, Inc. (NASDAQ:PXLW), the leading provider of system-on-a-chip ICs for the advanced display market, today announced that it has signed a definitive agreement to acquire Panstera, Inc., a privately held fabless semiconductor company. Panstera is developing a broad line of mixed signal ICs that provide an end-to-end family of products for mass-market, XGA-resolution LCD monitors.

    With this transaction, Pixelworks is well positioned to extend its leadership in the advanced display market. This move will broaden Pixelworks' product line and development efforts with IC design initiatives addressing significant markets including high-volume, low-cost, XGA-resolution flat panel monitors and digital- and dual-interface flat panel monitors.

    "With an expanded product portfolio, Pixelworks will offer our customers an unrivaled end-to-end product line for every segment of the advanced display market from low-cost XGA monitors to the most highly featured hang-on-the-wall plasma televisions," said Allen Alley, CEO, President and Chairman of Pixelworks. "We are building an experienced development team of mixed signal engineers with cutting-edge IP. The addition of these talented people and their technologies complement our proven ImageProcessor Architecture and will enable Pixelworks to continue to redefine the state-of-the-art in the advanced display semiconductor industry."

    The technology and products contributed by Panstera will serve to accelerate Pixelworks' penetration into the rapidly growing XGA-resolution LCD monitor segment by providing Pixelworks' customers with the opportunity to source all of the key ICs needed for an LCD monitor from a single company. Panstera's multi-gigabit digital transceiver products will accommodate the high bandwidth requirements of digital displays. Panstera is sampling a broad line of ICs for use in LCD monitors including DVI digital receivers and transmitters, LVDS receivers and transmitters, analog-to-digital converters (ADCs), LCD timing controllers, and column driver ICs. The company has also recently previewed a low-cost, highly integrated, dual-interface LCD monitor display controller for the XGA-resolution monitor market.

    Market projections from industry analyst DisplaySearch show that the XGA-resolution segment of the LCD monitor market is expected to grow from more than 5 million units in 2000 to more than 13 million in 2002. This dramatic growth in units is fueled, in part, by significantly decreasing flat panel monitor prices. According to DisplaySearch, between December 2000 and June 2002, the price of a 15-inch, XGA-resolution flat panel monitor is expected to drop from $900 to $530.

    Panstera was founded in February 1999 by a team of IC engineers with advanced mixed-signal design expertise and currently has 22 employees. The company received seed financing from Optoma, a leading provider of innovative display products and an integrator of LCD monitors and projectors for a leading U.S. computer and monitor OEM. Optoma was one of the first manufacturers to use Pixelworks ImageProcessor ICs and continues to be a leading Pixelworks customer.

    In connection with the acquisition, Pixelworks will issue 4.5 million shares of its Common Stock in exchange for all outstanding shares of Panstera Preferred and Common Stock and upon exercise of all outstanding employee stock options. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Panstera shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Pixelworks expects to record a one-time write-off in the quarter ending March 31, 2001 for purchased in-process research and development expenses related to the acquisition.

Business Outlook

    The following statements are based on current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after December 1, 2000, other than those noted in this press release. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

Fourth Quarter 2000 Business Outlook:

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  The current business outlook for the fourth quarter of 2000 is consistent with the business outlook at the time of the third quarter earnings announcement on October 17, 2000.

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  The projected revenue growth of 11 to 13 percent over the third quarter is unchanged from the previous business outlook. The projected revenue growth is subject to risks which include, but are not limited to, changes in manufacturing yields and other disruptions to the manufacturing process at the company's foundry partner that reduce product output, other supply chain disruptions including issues associated with shipping product from the foundry to the company, and changes to existing customer orders.

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  The company expects gross profit margins to be approximately 42 percent, which represents no change from the previous outlook. The estimated gross profit margin is dependent on current projections for product mix.

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  The company expects operating expenses in the fourth quarter, excluding non-cash charges related to the amortization of deferred stock compensation expenses, to increase 13 to 15 percent over third quarter operating expenses, excluding non-cash charges related to the amortization of deferred stock compensation expense. This represents no change from the previous outlook.

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  The company expects non-cash charges related to the amortization of deferred stock compensation expense to be $0.6 million in the fourth quarter, which is unchanged from the previous outlook.

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  The company expects interest income of approximately $1.5 million in the fourth quarter, which is unchanged from the previous outlook.

2001 Business Outlook:

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  The business outlook for 2001 that follows includes the anticipated effect of the planned acquisition of Panstera. The company expects this transaction to be non-dilutive to earnings in 2001.

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  The company expects 2001 revenue to grow approximately 90 percent over 2000, up from 70 to 75 percent previously estimated. The increase in estimated revenue for 2001 compared to the previous estimate is primarily attributable to revenue that is anticipated to result from products that are sampling or in development by Panstera. It is expected that products from Panstera will begin shipping late in the second quarter with revenue ramping in the third and fourth quarters. The estimated revenue growth for 2001 is highly dependent on a number of factors. These factors include, but are not limited to, timely new product introductions, the company's ability to secure additional design wins with customers, actual growth rates in the company's primary flat panel monitor, multimedia projector, and advanced television markets consistent with current projected growth rates, and increased supply of products from the company's third party foundries.

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  The company expects gross profit margins in 2001 to increase gradually throughout the year from approximately 43 percent in the first quarter to approximately 46 percent in the fourth quarter. The increase in gross profit margin throughout 2001 is highly dependent on timely introductions of new products with higher individual gross profit margins, a shift in product mix toward products that are currently shipping with higher than average gross profit margins, and no significant increase in the cost of manufacturing products.

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  The company expects operating expenses in 2001, excluding non-cash charges related to the amortization of deferred stock compensation expense and other one-time and non-cash charges related to the acquisition of Panstera, to increase 60 to 65 percent over estimated 2000 operating expenses, excluding one-time charges for patent settlement expenses and non-cash charges related to the amortization of deferred stock compensation expenses.

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  The company estimates it will incur non-cash charges of approximately $1.3 million in 2001 related to the amortization of deferred stock compensation. In addition, it is anticipated that there will be significant non-cash and one-time expenses in 2001 related to the acquisition of Panstera. These charges will be determined following the closing of the acquisition.

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  The company expects interest income in 2001 to be approximately $6.0 million, which is dependent on no material change to average cash balances and interest rates. The company may enter into agreements in the future without notice that would consume large amounts of cash and materially reduce the amount of interest income earned in the future.

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  The company estimates a tax provision of 26 to 28 percent in 2001.

About Pixelworks, Inc.

    Pixelworks, headquartered in Tualatin, Oregon, is the leading provider of system-on-a-chip ICs for the advanced display market. Pixelworks' solutions process and optimize video, computer graphics and Web information for display on a wide variety of devices used in business and consumer markets. Pixelworks ImageProcessor Architecture powers the world's most highly regarded flat panel display products, including monitors and projectors marketed by Compaq, Dell, Samsung, Sony and ViewSonic. For more information, please visit the company's Web site at www.pixelworks.com.

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Acronyms:
ADC—analog-to-digital converter
DVI—Digital Visual Interface
IC—integrated circuit
IP—intellectual property
LCD—liquid crystal display
LVDS—low voltage differential signaling
OEM—original equipment manufacturer
XGA—extended graphics array

    Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

    The statements by Allen Alley and the statements in the business outlook above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: business and economic conditions, changes in growth in the flat panel monitor, multimedia projector, and advanced television industries, changes in customer ordering patterns, competitive factors, such as rival chip architectures, pricing pressures, insufficient, excess or obsolete inventory and variations in inventory valuation, continued success in technological advances, shortages of manufacturing capacity from our third-party foundries, litigation involving antitrust and intellectual property, the non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the company's Securities and Exchange Commission filings. In addition, such statements are subject to the risks inherent in investments in and acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the investment or acquisition cannot be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the company does update one or more forward-looking statements, investors and others should not conclude that the company will make additional updates with respect thereto or with respect to other forward-looking statements.

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Pixelworks to Acquire Panstera, an Emerging Leader in Mixed Signal ICs for Mass-Market Flat Panel Monitors